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                                                                   EXHIBIT 10.13

                             MOLINA HEALTHCARE, INC.

                           2002 EQUITY INCENTIVE PLAN



SECTION 1. GENERAL PURPOSE OF THE PLAN & DEFINITIONS

     The name of the plan is the Molina Healthcare, Inc. 2002 Equity Incentive Plan (the "Plan"). The purpose of the Plan is to encourage and enable the officers, directors, employees and Consultants of Molina Healthcare, Inc., a California corporation (the "Company"), and its Subsidiaries (each as defined below), upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business, to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with and further the interests of the Company.

     The following terms shall be defined as set forth below:

     "Acquired Company" has the meaning specified in Section 10(c).

     "Act" means the Securities Act of 1933, as amended.

     "Assumption" has the meaning specified in Section 10(b).

     "Award" or "Awards" shall include Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Stock Bonus Awards or any combination of the foregoing.

     "Board" means the Board of Directors of the Company or its successor entity.

     "Code" means the Internal Revenue Code of 1986, as amended, and related rules, regulations and interpretations.

     "Committee" has the meaning specified in Section 2(a).

     "Company" has the meaning specified in the first para graph of Section 1.

     "Consultant" means a person engaged to provide consulting or advisory services (other than as an employee or director) to the Company or any Subsidiary; provided that, the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on a Form S-8 Registration Statement under the Act.

     "Covered Employee" means an employee described in Section 162(m)(3) of the Code.

     "Disability" has the meaning specified in Section 22(e)(3) of the Code.




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     "Effective Date" has the meaning specified in Section 14.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" of a share of Stock for a given date means (i) the last reported closing price for a share of Stock on the NYSE; or (ii) in the absence of reported sales on the NYSE on a given date, the closing price of the NYSE on the last date on which a sale occurred prior to such date; or (iii) if the stock is no longer publicly traded on the NYSE, the Committee in good faith shall determine Fair Market Value; provided that, if the date for which the Fair Market Value is determined is the first day when trading prices for the Stock are reported on the NYSE, the Fair Market Value shall be the public offering price set forth on the cover page for the final prospectus relating to the Company's Initial Public Offering.

     "Incentive Stock Option" means any Stock Option designated and qualified as an "incentive stock option" as defined in Section 422(b) of the Code.

     "Initial Public Offering" means the consummation of the first fully underwritten, firm commitment, public offering pursuant to an effective registration statement under the Act, other than on Forms S-4 or S-8 or their then equivalents, covering the offer and sale by the Company of its equity securities or such other event as a result of or following which the Stock shall be publicly held.

     "NYSE" means the New York Stock Exchange.

     "Non-Qualified Stock Option" means any Stock Option that is not designated as an Incentive Stock Option or which does not qualify as an Incentive Stock Option.

     "Option" or "Stock Option" means any right to purchase shares of Stock granted pursuant to Section 5.

     "Option Agreement" means a written agreement between the Company and a grantee setting forth the terms, conditions and restrictions of the Option granted to the grantee and any shares of Stock acquired upon the exercise thereof. An Option Agreement may consist of a "Notice of Grant of Stock Option" and a form of "Stock Option Agreement" incorporated therein by reference or such other form or forms as the Committee may approve from time to time.

     "Option Shares" means the shares of Stock which are issuable upon exercise of a Stock Option.

     "Outside Director" means an individual who meets the requirements to qualify as an "outside director" as defined under Treas. Reg. Sect. 1.162-27(e)(3) (or its successor).

     "Plan" has the meaning specified in the first paragraph of Section 1.

     "Prior Plan" has the meaning specified in Section 3(b).


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     "Reincorporation Merger" means the merger contemplated by that certain
Agreement of Merger by and between the Company and Molina Healthcare, Inc., a Delaware corporation, as amended.

     "Restricted Stock" has the meaning specified in Section 6(a).

     "Restricted Stock Agreement" means a written agreement between the Company and a grantee setting forth the terms, conditions and restrictions of a Restricted Stock Award granted to the grantee and any shares of Restricted Stock issued to the grantee pursuant thereto.

     "Restricted Stock Award" means any Award of Restricted Stock hereunder.

     "Service Relationship" means the grantee's employment or service with the Company or any Subsidiary, whether in the capacity of an employee, director or Consultant. Unless otherwise determined by the Committee, a grantee's Service Relationship shall not be deemed to have terminated merely because of a change in the capacity in which the grantee renders service to the Company or its Subsidiary, or a transfer between locations of the Company or any Subsidiary or a transfer between the Company and any Subsidiary; provided that, there is no interruption or other termination of the Service Relationship. Subject to the foregoing and Section 9 below, the Company, in its sole discretion, shall determine whether the grantee's Service Relationship has terminated and the effective date of such termination.

     "Stock" means the common stock, par value $0.001 per share, of the Company, subject to adjustment pursuant to Section 3.

     "Stock Bonus Award" has the meaning specified in Section 7.

     "Stock Option" means an Award on an option to purchase shares of Stock under Section 5.

     "Subsidiary" means any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

     "Transaction" means any of the following:

     (a) Approval by the Board and by the shareholders of the Company (or, if no shareholder approval is required, by the Board alone) of the dissolution or liquidation of the Company, other than in the context of a transaction that does not constitute a Transaction under paragraph (b) below,

     (b) Consummation of a merger, consolidation, or other reorganization, with or into, or the sale of all or substantially all of the Company's business and/or assets as an entirety to, one or more entities that are not subsidiaries or affiliates of the Company (a "Business Combination"), unless (1) as a result of the Business Combination, more than fifty percent of the outstanding voting power generally in the election of directors of the surviving or resulting entity


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or a parent thereof (the "Successor Entity") immediately after the reorganization is, or will be, owned, directly or indirectly, by holder of the Company's voting securities immediately before the Business Combination; and (2) no "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange
Act), excluding the Successor Entity or an Excluded Person, beneficially owns, directly or indirectly, more than fifty percent of the outstanding shares or the combined voting power of the outstanding voting securities of the Successor Entity, after giving effect to the Business Combination, except to the extent that such ownership existed before the Business Combination.

     (c) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than an Excluded Person becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent of the combined voting power of the Company's then outstanding securities entitled to then vote generally in the election of directors of the Company, other than as a result of
(1) an acquisition directly from the Company, (2) an acquisition by the Company or (3) an acquisition by an entity pursuant to a transaction that is expressly excluded under paragraph (b) above.

     For purposes of defining whether an event qualifies as a "Transaction," "Excluded Person" shall mean (1) any person described in and satisfying the conditions of Rule 13d-1(b)(1) under the Exchange Act, (2) the Company, (3) an employee benefit plan (or related trust) sponsored or maintained by the Company or the Successor Entity or (4) any person who is the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than twenty-five percent of the Stock on January 1, 2002 (or an affiliate, successor, heir, descendant, or related party of or to such person).

     "10% Owner Optionee" means an individual who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company, or of its Parent or any Subsidiary.

SECTION 2. ADMINISTRATION OF PLAN

     (a) Administration of Plan. The Plan shall be administered by the Board of Directors of the Company (the "Board"), or at the discretion of the Board, a committee of the Board consisting of not less than two directors (the "Committee"); provided that, if each member of the Committee is not a "Non-Employee Director" within the meaning of Rule 16b-3(a)(3) of the Exchange Act, then any Awards granted to individuals subject to the reporting requirements of Section 16 of the Exchange Act shall be approved by the Board. Notwithstanding the foregoing, after the end of the reliance period (as defined in Treasury Regulation 1.162-27(f)) following the Company's Initial Public Offering, Awards granted to Covered Employees which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m) of the Code shall be approved by a Committee composed solely of two or more Outside Directors. All references herein to the Committee shall be deemed to refer to the entity then responsible for administration of the Plan at the relevant time (i.e., either the Board or a committee of the Board, as applicable).


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     (b) Powers of Committee. The Committee shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

          (i) to select the persons to whom Awards may from time to time be granted;

          (ii) to determine the time or times of grant and the type of Award to be granted which may include Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Stock Bonus Awards or any combination of the foregoing, granted to any one or more grantees;

          (iii) to determine the number of shares of Stock to be covered by any Award;

          (iv) to approve the form of written instruments evidencing the Awards;

          (v) to determine and modify from time to time the terms and conditions of any Award, including restrictions, not inconsistent with the terms of the Plan, which terms and conditions may differ among individual Awards and grantees;

          (vi) to accelerate at any time the exercisability or vesting of all or any portion of any Award and/or to include provisions in Awards providing for such acceleration;

          (vii) to impose any limitations on Awards granted under the Plan, including limitations on transfers, repurchase provisions and the like and to exercise repurchase rights or obligations;

          (viii) to extend at any time the period in which Stock Options may be exercised; and

          (ix) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem necessary and advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems necessary and advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

     All decisions and interpretations of the Committee relating to the Plan and any Awards granted hereunder shall be binding on all persons, including the Company, the Company's stockholders, grantees and beneficiaries.

     (c) Delegation of Authority to Grant Awards. The Committee, in its discretion and in accordance with applicable state law, may delegate to the Chief Executive Officer of the Company all or part of the Committee's authority and duties with respect to the granting of Awards at Fair Market Value to individuals who are not subject to the reporting requirements of Section 16 of the Exchange Act or Covered Employees. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee's delegate or delegates that were consistent with the terms of the Plan.


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SECTION 3. STOCK ISSUABLE UNDER THE PLAN

     (a) Initial Stock Reserve. The maximum aggregate number of shares of Stock reserved and available for issuance under the Plan shall be 40,000 shares of Stock, subject to adjustment as provided in Section 10(a). For purposes of this limitation, the shares of Stock underlying any Awards which are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) without the issuance of Stock shall be added back to the shares of Stock available for grant and issuance in connection with future Awards under this Plan. The sum of Restricted Stock Awards and Stock Bonus Awards issued under this Plan shall not exceed 15,000 shares, subject to adjustment under Section 10(a).

     (b) Coordination with Prior Plan

     Any authorized shares not issued or subject to outstanding grants under the Omnibus Stock and Incentive Plan for Molina Healthcare, Inc. (the "Prior Plan") on the Effective Date and any shares that are issuable upon exercise of options granted under the Prior Plan that expire or become unexercisable for any reason without having been exercised in full, will no longer be available for grant and issuance under the Prior Plan but will be available for grant and issuance under this Plan. In addition, any shares issued under the Prior Plan that are repurchased or forfeited will be available for grant and issuance under this Plan.

     (c) Annual Increase to Stock Reserve

     On the first business day of each fiscal year of the Company on or after the Effective Date but prior to termination of the Plan, the aggregate number of shares of Stock reserved and available for grant and issuance under this Plan will be increased automatically by a number of shares of Stock equal to the lesser of (i) 10,000 shares of Stock, subject to adjustment under Section 10(a) below, and (ii) the number of shares of Stock equal to two percent (2%) of the issued and outstanding Common Shares (calculated on a fully-diluted (including all Stock issuable under the Plan) and as-converted basis) determined as of the date of the applicable increase, unless the Board determines prior to the commencement of any fiscal year that such increase shall not occur for such fiscal year.

     (d) Shares Available for Issuance. The shares of Stock available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company and held in its treasury. At all times, the Company shall reserve and keep available a sufficient number of shares of stock as shall be required to satisfy the requirements of all outstanding stock options granted under the Plan and all other outstanding but unvested Awards.

SECTION 4. ELIGIBILITY

     Awards may be granted to employees, directors and Consultants of the Company or any Subsidiary (including prospective employees, directors and Consultants to whom Awards are granted in connection with written offers of employment or other service with the Company or any subsidiary) as are selected from time to time by the Committee in its sole discretion on and after the Company's Initial Public Offering. The Board shall consider such factors as it deems


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pertinent in selecting who shall receive Awards and in determining the type and amount of their benefits under this Plan. A person may be granted more than one Award under this Plan. The maximum number of Common Shares subject to a benefit that may be granted in the aggregate under the Plan during any calendar year to any person shall be limited to 15,000 shares (subject to adjustment pursuant to Section 10(a) below). To the extent required by Section 162(m) of the Code, Awards subject to the foregoing limit that are cancelled or repriced during any year continue to be counted against this limit.

SECTION 5. STOCK OPTIONS

     The Company may grant Stock Options under the Plan to any eligible person pursuant to an Option Agreement that shall be in such form as the Committee may from time to time approve. Option Agreements need not be identical.

     Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary; provided that, an Incentive Stock Option may be granted to a prospective employee upon the condition that such person becomes an employee and such grant shall be deemed granted effective on the date that such person commences service with the Company or any Subsidiary, with an exercise price determined as of such date in accordance with Section 5(a)(i) below. Non-Qualified Stock Options may be granted to officers, directors, employees and Consultants of the Company or any Subsidiary. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

     No Incentive Stock Option shall be granted under the Plan on or after the tenth anniversary of the Board's adoption of the Plan.

     (a) Terms of Stock Options. Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

          (i) Exercise Price. The exercise price per share for the Stock covered by a Stock Option shall be determined by the Committee at the time of grant but shall not be less than one hundred percent (100%) of the Fair Market Value on the grant date in the case of an Incentive Stock Option. If an Incentive Stock Option is granted to a 10% Owner Optionee, the exercise price per share for the Stock covered by such Incentive Stock Option shall not be less than one hundred ten percent (110%) of the Fair Market Value on the grant date. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than the minimum exercise price per share set forth above if the Incentive Stock Option is granted pursuant to a substitution for an option of an Acquired Company in a manner qualifying under Section 424(a) of the Code.

          (ii) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten (10) years after the date the Stock Option is granted. If an Incentive Stock Option is granted to a 10% Owner Optionee, such Incentive Stock Option shall not be exercisable more than five (5) years after the grant date.


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          (iii) Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Committee and set forth in the Option Agreement evidencing such Option. A grantee shall have no rights of a stockholder of the Company with respect to any shares covered by the Option until the date of the issuance of the shares of Stock for which the Option has been exercised (as evidenced by an appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 10(a) hereof.

          (iv) Method of Exercise. Stock Options may be exercised, in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares of Stock to be purchased. Payment of the aggregate exercise price may be made by one or more of the following methods to the extent provided in the Option Agreement:

               (A) in cash, by certified or bank check, or other instrument acceptable to the Committee in U.S. funds payable to the order of the Company in an amount equal to the aggregate exercise price of such Option Shares;

               (B) if permitted by the Committee in its sole and absolute discretion, (x) through the delivery (or attestation to ownership) of shares of Stock with an aggregate Fair Market Value (as of the date such shares are delivered or attested to) equal to the aggregate Exercise Price and that have been purchased by the grantee on the open market or that have been held by the grantee for at least six (6) months and are not subject to restrictions under any plan of the Company, or (y) by the grantee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company in an amount equal to the aggregate exercise price; provided that, in the event the grantee chooses such payment procedure, the grantee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure; or

               (C) a combination of the payment methods set forth in clauses (A) and (B) above.

     Payment instruments will be received subject to collection. No certificates for Option Shares so purchased will be issued to the grantee until the Company has completed all steps required by law to be taken in connection with the issuance and sale of such shares, including, without limitation, obtaining from grantee payment or provision for all withholding taxes due as a result of the exercise of the Stock Option. The issuance of the Option Shares to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the grantee (or a purchaser acting in his or her stead in accordance with the provisions of the Stock Option) by the Company of the full exercise price for such Option Shares and the fulfillment of any other requirements contained in the Option Agreement or applicable provisions of law. If the grantee chooses to pay the exercise price by delivery of previously owned shares of Stock by the attestation method set forth in clause (B)(x) above, the shares of Stock issued to the grantee upon the exercise of the Stock Option shall be net of the number of the shares of Stock delivered.

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     (b) Annual Limit on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the time the Option is granted) of the shares of Stock with respect to which Incentive Stock Options are exercisable for the first time by a grantee during any calendar year (under all option plans of the Company and its Subsidiaries) exceeds $100,000, such Incentive Stock Options shall constitute Non-Qualified Stock Options. For purposes of this Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted. If pursuant to the above, an Incentive Stock Option is treated as an Incentive Stock Option in part and a Non-Qualified Stock Option in part, the grantee may designate which portion of the Stock Option the grantee is exercising. In the absence of such designation, the grantee shall be deemed to have exercised the Incentive Stock Option portion of the Stock Option first.

     (c) Non-transferability of Options. No Stock Option shall be transferable by the grantee other than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the grantee's lifetime, only by the grantee or by the grantee's legal representative or guardian in the event of the grantee's incapacity. Notwithstanding the foregoing, the Committee, in its sole discretion, may provide in the Option Agreement regarding a given Non-Qualified Stock Option that the grantee may transfer, without consideration for the transfer, such Stock Option to members of his or her immediate family, to trusts for the benefit of such family members, to partnerships in which such family members are the only partners or to limited liability companies in which such family members are the only members; provided that, each transferee agrees in writing with the Company to be bound by all of the terms and conditions of the Plan and the applicable Option Agreement.

SECTION 6. RESTRICTED STOCK AWARDS

     (a) Nature of Restricted Stock Awards. The Company may grant or sell, at par value or such greater purchase price as determined by the Committee, in its sole discretion, shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant ("Restricted Stock"), which purchase price shall be payable in cash or, if permitted by the Committee at the time of grant of such Award, by promissory note (which may be recourse or partially recourse to the grantee), in a form approved by the Committee; provided that, at least so much of the purchase price as represents the par value of the Stock shall be paid other than with a promissory note if required by state law. Conditions may be based on the continuation of a Service Relationship, achievement of pre-established performance goals and objectives or such other terms as may be determined by the Committee in its sole discretion. The grant of a Restricted Stock Award is contingent on the grantee executing a Restricted Stock Agreement. The terms and conditions of each such Restricted Stock Agreement shall be determined by the Committee and such terms and conditions may differ among individual Awards and grantees.

     (b) Rights as a Stockholder. Upon execution of the Restricted Stock Agreement and payment of any applicable purchase price, a grantee shall have the rights of a stockholder of the Company with respect to the voting of the Restricted Stock, subject to such conditions contained in the Restricted Stock Agreement. Unless the Committee shall otherwise determine, certificates evidencing the Restricted Stock shall remain in the possession of the Company until such

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Restricted Stock is vested as provided in Section 6(d) below and the grantee shall be required, as a condition of the grant, to deliver to the Company a stock power endorsed in blank.

     (c) Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Agreement. Shares of Stock issued pursuant to a Restricted Stock Award may be subject additional conditions and restrictions as determined by the Committee and set forth in the applicable Restricted Stock Agreement, including but not limited to, compliance with post-employment obligations to the Company.

     (d) Vesting of Restricted Stock. The Committee at the time of grant shall specify the date or dates and/or performance goals, objectives and other conditions on which Restricted Stock shall become vested, subject to such further rights of the Company or its assigns as may be specified in the Restricted Stock Agreement.

     (e) Waiver, Deferral and Reinvestment of Dividends. The Restricted Stock Agreement may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

SECTION 7. STOCK BONUS AWARDS

     The Committee may, in its sole discretion, grant or sell, at par value or such greater purchase price determined by the Committee, in exchange for any valid consideration, including past services rendered, a Stock Bonus Award to any grantee, pursuant to which such grantee may receive shares of Stock under the Plan free of any vesting restrictions ("Stock Bonus Award"). Notwithstanding the foregoing, Stock received pursuant to a Stock Bonus Award may be subject to other conditions and restrictions as determined by the Committee, including but not limited to compliance with post-employment obligations to the Company, at the time of grant and the Committee may place legends referencing any such restrictions on the certificate representing such Stock.

SECTION 8. TAX WITHHOLDING

     (a) Payment by Grantee. Each grantee shall pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to such income no later than the date as of which the value of an Award or any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for tax purposes. The Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee.

     (b) Payment in Stock. Subject to approval by the Committee, an individual may elect to have the minimum required tax withholding obligation (as determined under applicable federal, state or local law) satisfied with respect to an Award, in whole or in part, by: (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy such obligation, or (ii) transferring to the Company shares of Stock

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owned by the grantee with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy such obligation.

SECTION 9. LEAVE OF ABSENCE

     (a) Exercisability. An approved leave of absence for military service, sickness or any other purpose approved by the Company shall not be deemed a termination of a grantee's Service Relationship for purposes of determining when a grantee's outstanding Stock Options will expire pursuant to the Plan and the applicable Option Agreement; provided that, if any such leave exceeds ninety
(90) days, on the ninety-first (91st) day of such leave the grantee's Service Relationship shall be deemed to have terminated unless the grantee's right to return to service is guaranteed by either statute or contract.

     (b) Vesting. An approved leave of absence for maternity or, in the Company's sole discretion, a medical reason, shall be treated as service for purposes of determining vesting under a grantee's outstanding Award agreements; provided that, if any such leave exceeds twelve (12) weeks then, beginning on the first (1st) day of the thirteenth (13th) week, such leave shall not be treated as service for purposes of vesting (i.e., the vesting schedule shall be tolled for the period of the leave of absence beyond twelve (12) weeks). Notwithstanding anything stated in this Section 9(b), unless otherwise designated by the Company or required by law, any other leave of absence shall not be treated as service for purposes of vesting.

SECTION 10. CORPORATE TRANSACTIONS

     (a) Changes in Stock. If, as a result of (i) any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company's capital stock without consideration, (ii) the outstanding shares of Stock being increased or decreased or being exchanged for a different number or kind of shares or other securities of the Company, (iii) additional shares or new or different shares or other securities of the Company or other non-cash assets being distributed with respect to such shares of Stock or other securities, or (iv) a merger, consolidation or sale of all or substantially all of the assets of the Company, outstanding shares of Stock are converted into or exchanged for a different number or kind of shares or other securities of the Company or any successor entity (or a parent or subsidiary thereof) (including the Reincorporation Merger), the Committee shall make an appropriate or proportionate adjustment in:
(v) the maximum number of shares reserved for issuance under the Plan, including annual increases under Section 3(c) and limits on Restricted Stock Awards and Stock Bonus Awards under Section 3(a), (x) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (y) maximum number of shares of Stock that may be issued to a person under Section 4, and (z) the exercise price for each share subject to any then outstanding Stock Option under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of shares subject to the Stock Option); provided that such exercise price may not be less than the par value of the Stock after any such adjustment The adjustment by the Committee shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Committee in its discretion may either make a cash payment in lieu of fractional shares or round any resulting fractional share down to the nearest whole number.

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

Notwithstanding the foregoing, the required adjustment under this
Section 10(a) in connection with the effectiveness of the Reincorporation Merger, shall be consistent with the adjustment made to all then outstanding shares of the Common Stock of the Company.

     (b) Mergers and Other Transactions. Upon the effectiveness of a Transaction, unless provision is made in connection with the Transaction for the assumption of a grantee's outstanding Award granted hereunder, or the substitution of such Award with a new Award of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise and/or repurchase prices, as provided in
Section 10(a) above (the "Assumption"), such Award shall terminate and, if such Award is a Stock Option, the grantee shall be permitted to exercise such Stock Option to the extent that it is then vested and exercisable (after giving effect to the acceleration of vesting provided for in connection with the Transaction, if any) for a period of at least ten (10) days prior to the date of such termination; provided that, the exercise of the portion of such Stock Option that becomes vested and exercisable in connection with the Transaction, if any, shall be subject to and conditioned upon the effectiveness of the Transaction. In addition, if no Awards are assumed or substituted for in an Assumption, this Plan shall terminate upon the effectiveness of such Transaction. In the Committee's sole and absolute discretion, Award agreements may contain additional terms and conditions, not inconsistent with the foregoing, that will apply in the event a Transaction occurs.

     (c) Awards. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or consultants of another company (an "Acquired Company") in connection with a merger or consolidation of such Acquired Company with the Company (or any Subsidiary) or the acquisition by the Company (or any Subsidiary) of property or stock of the Acquired Company. The Committee may direct that the substitute Awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a) above.

     (d) Dissolution or Liquidation. Upon the effectiveness of a dissolution or liquidation of the Company, any outstanding Stock Options issued under the Plan shall be terminated if not exercised prior to such event.

SECTION 11. AMENDMENTS AND TERMINATION

     The Board may, at any time, amend or discontinue the Plan, but no such action shall adversely affect rights under any outstanding Award without the holder's consent unless required: (i) to ensure that a Stock Option is treated as an Incentive Stock Option, or (ii) to comply with applicable law. Except as herein provided, no such action of the Board, unless taken with the approval of the stockholders of the Company, may: (a) increase the maximum number of shares of Stock for which Awards granted under this Plan may be issued including annual increases under Section 3(c) and limits on Restricted Stock Awards and Stock Bonus Awards under Section 3(a) (except by operation of Section 10(a)); (b) the maximum number of shares of Stock that may be issued to a person under Section 4; (c) alter the class of employees eligible to receive Incentive Stock Options under the Plan; or (d) amend the Plan in any other

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

manner which the Board, in its discretion, determines would require the approval of the stockholders under any applicable law, rule or regulation to become effective even though such stockholder approval is not expressly required by this Plan. No termination or amendment of the Plan shall affect any outstanding Award unless expressly provided thereby or hereunder or as determined by the Board. Nothing in this Section 11 shall limit the Board's or Committee's authority to take any action permitted pursuant to Section 10(b). The Plan shall continue in effect until the earlier of: (i) the tenth anniversary of the Board's adoption of the Plan, or (ii) the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the Option Agreements and Restricted Stock Agreements covering such shares have lapsed.

SECTION 12. STATUS OF PLAN

     With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration payable under any Award which is not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any such Award.

SECTION 13. GENERAL PROVISIONS

     (a) No Distribution; Compliance with Legal Requirements. The grant of Awards and the issuance of shares of Stock pursuant thereto shall be subject to compliance with all applicable requirements of federal, state and local law with respect to such securities. Options may not be exercised if the issuance of shares of Stock upon exercise would constitute a violation of any applicable federal or state securities laws or other laws or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Option may be exercised unless: (a) a registration statement under the Act shall at the time of exercise of the Option be in effect with respect to the shares of Stock issuable upon exercise of the Option, or (b) the shares of Stock issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by Company's legal counsel to be necessary for the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of any Option, the Company may require the grantee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

     (b) Delivery of Stock Certificates. Stock certificates issued under this Plan shall be deemed delivered for all purposes when delivered in person or when the Company or a stock transfer agent of the Company shall have mailed such certificates by U.S. mail, addressed to the grantee, at the grantee's last known address on file with the Company. All Stock certificates delivered under the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, local or foreign laws, rules and regulations and the rules of the NYSE or any national securities exchange or

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

automated quotation system on which the Stock is listed, quoted or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Committee may require that a grantee make such reasonable covenants, agreements and representations as the Committee, in its discretion, deems advisable in order to comply with any such laws, rules and regulations.

     (c) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Committee from adopting other or additional compensation arrangements and such arrangements as may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any grantee any right to continued employment or service with the Company or any Subsidiary or interfere in any way with the right of the Company or any Subsidiary to terminate the grantee's employment or service at any time.

     (d) Compensation, Severance and Other Benefits. Awards granted under the Plan shall not be considered part of any grantee's ordinary salary for purposes of pension benefits, severance, redundancy, resignation or any other purpose. If a grantee's Service Relationship is terminated for any reason, the grantee shall not be entitled to damages for breach of contract, dismissal or compensation for loss of office and shall not be entitled to any other sum, shares or other benefits to compensate for the loss or diminution in value of any actual or prospective rights, benefits or expectations under or in relation to the Plan.

     (e) Trading Policy Restrictions. Stock received pursuant to this Plan or upon exercise of an Award under the Plan shall be subject to any insider trading policy-related restrictions, terms and conditions as may be established by the Committee or in accordance with policies set by the Committee from time to time.

     (f) Conflict with Agreement, Notice. In the event of a conflict between the terms and provisions of this Plan and the terms and provisions of any agreement to issue an Award, the terms and provisions of this Plan shall govern.

SECTION 14. EFFECTIVE DATE

     This Plan shall be effective on the date (the "Effective Date") immediately prior to the effectiveness of the Reincorporation Merger. All references to the number of type of shares under the Plan, including but not limited to (x) the maximum number of shares reserved for issuance under the Plan, including annual increases under Section 3(c) and limits on Restricted Stock Awards and Stock Bonus Awards under Section 3(a), and the maximum number of shares of Stock that may be issued to a person under Section 4, shall be adjusted to take into account changes in capital structure due to the Reincorporation Merger as provided under Section 10(a). Notwithstanding the effectiveness of the Reincorporation Merger, the Committee may only grant Awards on or after the Company's Initial Public Offering.




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SECTION 15. GOVERNING LAW; CONSENT TO JURISDICTION

     This Plan and all Awards and actions taken thereunder shall be governed by the laws of the State of California applied without regard to the conflict of laws principles thereof. Any action, suit or proceeding to enforce the terms and provisions of this Plan or to resolve any dispute or controversy arising under or in any way relating to this Plan may be brought in the state courts of the State of California and the parties hereto hereby consent to the jurisdiction of such courts.

ADOPTED BY THE BOARD OF DIRECTORS: July 25, 2002

APPROVED BY THE STOCKHOLDERS:      July 31, 2002




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